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                                                                    EXHIBIT 10.4

[BUILDERS FIRSTSOURCE LOGO]

                           BUILDERS FIRSTSOURCE, INC.
                          (FORMERLY BSL HOLDINGS, INC.)

                      1998 STOCK INCENTIVE PLAN, AS AMENDED
                             EFFECTIVE MARCH 1, 2004

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                           BUILDERS FIRSTSOURCE, INC.
                          (FORMERLY BSL HOLDINGS, INC.)
                            1998 STOCK INCENTIVE PLAN
                            (AS AMENDED AND RESTATED)

            1. Purpose. The purpose of the Builders FirstSource, Inc. 1998 Stock Incentive Plan (the "Plan") is to provide officers, key employees (including leased employees), consultants and advisors of Builders FirstSource, Inc., a Delaware corporation, and its subsidiaries, (hereinafter referred to collectively as the "Company") with an opportunity to acquire shares of the Common Stock, $0.01 par value, of Builders FirstSource, Inc. (the "Common Stock"). It is the intention of the Company to have the Plan qualify as a "written compensatory benefit plan" as defined in Rule 701 ("Rule 701") promulgated under the Securities Act of 1933, as amended from time to time (the "Securities Act") and to otherwise comply with the requirements of Rule 701. The Plan shall be construed, accordingly, so as to comply with Rule 701. The offer and sale of Common Stock pursuant to the Plan is intended to compensate employees of the Company, and such sale is not intended raise capital for the Company.

            2. Shares Subject to the Plan; Adjustment. A total of 64,000,000 shares of Common Stock have been reserved for issuance under the Plan (the "Plan Shares"). A total of 46,000,000 Plan Shares are intended to be available for the issuance of Options (as defined below) pursuant to Section 4 of the Plan and for the issuance of other equity-based awards pursuant to Section 14 of the Plan, and a total of 18,000,000 Plan Shares are intended to be available for the sale of Common Stock pursuant to Section 12 hereof. If Options or other awards under the Plan are forfeited or terminate for any reason before exercise or vesting, then the corresponding Plan shares shall again become available for awards under the Plan. In the event of any extraordinary dividend, stock dividend, recapitalization, reclassification, merger, acquisition, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number and kind of shares of Common Stock available for issuance under this Plan, the number and kind of such shares covered by outstanding Options and other awards under the Plan, and the exercise price of Options may be equitably adjusted by the Board, in its sole discretion, to reflect such event and preserve the value of each share of Common Stock and the value of each award.

            3. Participants; Terms of Awards. The Board of Directors of the Company (the "Board") shall determine, from time to time, those employees, officers, consultants and advisors of the Company who are eligible to participate in the Plan ("Participants"). The Board shall also determine the type, number, vesting requirements and other features and conditions of awards under the Plan.

            4. Options. The Board may issue options to purchase shares of Common Stock ("Options") to such Participants as the Board shall select, in its sole discretion. Such options may be either incentive stock options, as described in
Section 422(b) of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. The Board shall determine the number of shares of Common Stock subject to Options granted ("Option Shares") and the terms and conditions of such Options.
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            5.    Option Agreement. Each grant of an Option shall be evidenced by a written agreement (an "Option Agreement"). Each Option Agreement shall state the total number of shares of Common Stock with respect to which the Option is granted, any terms and conditions of the Option (including any conditions to the vesting and exercisability thereof) and the Option Price. At the Board's discretion, an Option Agreement may provide for the repurchase of Option Shares by the Company, either at the option of the Participant or the Company; provided, however, that any such repurchase right or obligation shall be subject to the following conditions:

            (i) The Participant must have owned and had full investment risk with respect to such Option Shares for at least six (6) months prior to the date of repurchase ("Six Month Holding Period");

            (ii) The period during which the Company may exercise any such repurchase right (or fulfill any such repurchase obligation) shall terminate no earlier than ten (10) days after the expiration of a Participant's Six Month Holding Period; and

            (iii) Fulfillment of such other terms and conditions as the Board may determine.

            6. Vesting. Each Option Agreement shall set forth the vesting schedule for the Option, as determined by the Board. The Board shall have the authority to accelerate the vesting and exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

            7. Option Exercise. An Option may be exercised at any time or from time to time during the term of the Option for any or all full shares with respect to which such Option has become vested and exercisable. A Participant may exercise an Option by giving written notice thereof to the Secretary of the Company at the Company's principal place of business. Such notice shall be accompanied by the following: (i) the Option Agreement relating to the exercised Option (which, if not exercised for all the shares subject thereto, shall be appropriately endorsed and returned to the Participant); (ii) payment of the full purchase price of the shares of Common Stock in respect of which such Option is being exercised, which payment may be made in whole or in part in cash or, if the Board so permits, in Common Stock owned by the Participant without restriction for the preceding six months valued at fair market value on the date preceding the date the Option is exercised; and (iii) such written representations and other documents as may be necessary or reasonably desirable, in the opinion of the Board, for purposes of compliance with federal or state securities or other laws. It shall be a condition to the performance of the Company's obligation to issue or transfer Shares upon exercise of an Option that the Participant pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer upon such exercise. The Company shall deliver to the Participant a certificate or certificates representing shares of the Common Stock so purchased as soon as reasonably practicable after receipt of such notice, payment and other required documents. Such certificate may bear a legend referring to such restrictions on the transfer of the Common Stock as the Board may deem appropriate.

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            8.    Treatment of Options Upon Sale of Company. The Board may, in
its sole discretion, cancel any outstanding Options upon the sale of the Company (as determined by the Board in its good faith discretion, a "Sale"), and, in the event of such cancellation, the holders of vested and exercisable Options shall be entitled to a payment equal to (i) the excess, if any, of the consideration received by the Company's shareholders pursuant to such Sale, minus the exercise price per share of the Option (the "Option Price"), multiplied by (ii) the number of shares of Common Stock subject to the Option.

            9. Term of Option. The term of Options granted under the plan may be no longer than ten (10) years from the date of the grant of the Option, unless otherwise determined by the Board. Options may be subject to earlier termination as provided in the applicable Option Agreement. Notwithstanding anything to the contrary in the Plan or any Option Agreement, in no event may any Option be exercised after the expiration of the term of such Option, which shall be set forth in the applicable Option Agreement.

            10. Nontransferability of Options. Unless otherwise determined by the Board, Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. Options may be exercised during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

            11. Agreement by Participant Regarding Withholding Taxes. If the Board shall so require, as a condition of exercise of an Option, each Participant shall agree that no later than the date of such exercise, the Participant will pay to the Company or make arrangements satisfactory to the Board regarding payment of federal, state or local taxes of any kind required by law to be withheld upon such exercise. Alternatively, the Board may provide, in its sole discretion, that a Participant may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Option exercise from any payment of any kind due to the Participant. The Board in its sole discretion may provide the Participant with the right to satisfy minimum required federal or state tax withholding obligations by delivery of previously owned shares of Common Stock or electing the withholding of Shares otherwise issuable upon exercise of a non-qualified Option, the fair market value of which does not exceed the amount required to cover the minimum required federal and state tax withholding obligations incurred in connection with the exercise of the Option. The fair market value of such shares shall be as determined by the Board in its sole discretion on the exercise date. Any payment of such taxes by having shares of Common Stock withheld by the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

            12. Sale and Purchase of Common Stock. Commencing on the Effective Date of the Plan (as defined below) and from time to time thereafter, the Company may offer to sell to selected Participants shares of Common Stock on such terms and conditions and at such prices as the Board shall determine in its sole discretion. Upon receipt of the purchase price for such Common Stock from a Participant, the Company will issue to the Participant a certificate representing the shares of Common Stock purchased by him, which certificate may bear a legend referring to such restrictions on the transfer of the Common Stock as the Board may deem appropriate.

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            13.   Stock Purchase Loan. Subject to the discretion of the Board, the Company may from time to time loan funds on a full recourse basis at a market rate of interest to Participants to assist them in purchasing shares of Common Stock pursuant to the Plan. The terms and conditions of such loans shall be determined by the Board and shall be set forth in a loan agreement to be entered into between the Company and such Participants.

            14. Other Awards. Subject to the limitation on the number of shares of Common Stock issuable pursuant to the Plan as set forth in Section 2 hereof, the Board may grant other equity-based awards (which awards shall pertain to the Common Stock) to such Participants as it may select, in its sole discretion, consistent with the purposes of the Plan. The Board shall determine the terms and conditions of such awards at the date of grant or thereafter. Without limiting the generality of the foregoing, such awards may be made in the form of stock appreciation rights or restricted stock awards.

            15. Compliance with Rule 701. Notwithstanding any provision of the Plan to the contrary, the sale of Common Stock by the Company pursuant to the Plan is subject to the restrictions set forth in Rule 701, as amended. Shares of Common Stock sold pursuant to the Plan are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act, and any resale of such Common Stock must be in compliance with the registration requirements of the Act or an exemption therefrom. The amount of Common Stock sold pursuant to the Plan shall in no event exceed the limitations set forth in Rule 701(b)(5).

            16.   General Provisions.

                (a) Administration; Modifications of Plan. The Board (or such other body as the Board may designate) shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules and procedures deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any decision reduced to writing and signed by all members of the Board (or such other body as the Board may designate) shall be fully effective as if it had been made at a meeting of the Board (or such other body) duly called and held. The Board may, at any time and in its sole discretion, modify, amend or terminate the Plan, provided, however, that no such modification, amendment or termination shall adversely affect the rights and obligations of any Participant with respect to previously purchased shares of Common Stock under the Plan without the prior consent of such Participant, unless such modifications are required in order for the Plan to continue to qualify under any applicable law, rule or regulation, including without limitation, Rule
      701. Notwithstanding the foregoing, following any initial public offering of the Company's Common Stock, the Plan shall be administered by a committee of the Board which shall be composed solely of at least two persons who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

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                  (b) Severability. If any provision of this Plan is held
      invalid or unenforceable, such invalidity or enforceability will not affect the validity or enforceability of any other provisions hereof, all of which provisions are hereby declared severable.

                  (c) Effective Date. The Effective Date of the Plan shall be April 15, 1998, as amended and restated, effective June 27, 2000.

                  (d) Governing Law. This Plan and the rights and obligations hereunder shall be governed by, and construed and interpreted with, the law of the State of Delaware.

                  (e) Regulations and Other Approvals. The obligation of the Company to issue shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations (domestic or foreign), including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. Under no circumstances shall the Company have any obligation to issue shares of Common Stock under the Plan in the event that it is determined that issuance of stock under the Plan fails to qualify for exemption from registration requirements under the Securities Act. To the extent that the provisions of any Option Agreement or other agreement relating to an award under the Plan conflict with the provisions of the Plan, the provisions of the Plan shall govern.

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